UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

TriLinc Global Impact Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 602 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS.

Portfolio Liquidity and Unit Repurchases

As previously disclosed, TriLinc Global Impact Fund, LLC ("TGIF," the "Company," "we," "our," or "us") had temporarily suspended its Fifth Amended and Restated Unit Repurchase Program (the “Repurchase Program”), effective April 1, 2023. In August 2024, our Board of Managers (the "Board") approved the reopening of the Repurchase Program, effective September 1, 2024, solely with respect to eligible repurchase requests submitted in connection with the death or disability of a unitholder, subject to the terms and limitations of the Repurchase Program. The Repurchase Program provides that unless the Board determines otherwise, the number of units of membership interest in the Company (the “Units”) to be repurchased during any calendar year will be limited to the number of Units that can be repurchased with the proceeds we receive from the sale of Units under our distribution reinvestment plan (the “DRP Proceeds Limitation”). At the sole discretion of the Board, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase Units.

We have not received any proceeds from our distribution reinvestment plan since the Repurchase Program reopened. However, in light of cash proceeds received recently from the liquidation/settlement of several of our investments, including our investments referred to in our filings as Cevher and Dock Brasil, the Board determined to waive the DRP Proceeds Limitation for the third quarter of 2026 and approved the use of available liquidity to satisfy all eligible pending repurchase requests submitted in connection with the death or disability of a unitholder. The Company intends to proceed with those repurchases in accordance with the terms of its unit repurchase program.

The Cevher and Dock Brasil settlements represent continued progress in our efforts to realize value from our portfolio and generate liquidity, enabling the Company to satisfy all eligible pending repurchase requests submitted in connection with the death or disability of unitholders. As of the date of this report, the pending death and disability repurchase requests to be satisfied on September 30, 2026, represent approximately $2.5 million in aggregate repurchase value, based on our per Unit NAV determined as of June 30, 2026. Repurchase proceeds will be delivered on or in the week following the repurchase date. We do not currently intend to resume regular Unit repurchases or the payment of cash distributions as a result of these settlements or otherwise. The timing and amount of any future repurchases or distributions will continue to depend on portfolio realizations, available liquidity, the terms of our Repurchase Program, and determinations by the Board in its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

September 10, 2026	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer